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                                                                   EXHIBIT 23.02

                        Consent of Independent Auditors

    We consent to the reference to our firm under the caption "Experts" in the Registration Statement on form S-3 and the related Prospectus of IDT Corporation ("IDT") for the registration of 471,167 shares of its common stock and to the incorporation by reference therein of our report dated April 28, 1998 with respect to the financial statements of InterExchange, Inc. and Combined Affiliates as of December 31, 1997, 1996 and 1995 and for three years then ended, which is included in the Form 8-K/A filed by IDT on May 26, 1998.

                                          /s/ Amper, Politziner & Mattia P.A.
                                          --------------------------------------
                                          Amper, Politziner & Mattia P.A.

May 27, 1998
Edison, New Jersey